UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2007

Finlay Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25716 (Commission File Number)	13-3492802 (IRS Employer Identification No.)

529 Fifth Avenue, New York, New York (Address of principal executive offices)	10017 (Zip Code)

(212) 808-2800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 12, 2007, Finlay Enterprises, Inc. (the “Registrant”) entered into an agreement with certain stockholders to terminate the (i) Registration Rights Agreement, dated as of May 26, 1993, by and among the Registrant and the stockholders party thereto, as amended by the Omnibus Amendment to Registration Rights and Stockholders’ Agreements dated as of October 15, 1997 (the “Omnibus Amendment”) (as amended, the “Amended Registration Rights Agreement”), and (ii) Amended and Restated Stockholders’ Agreement, dated as of March 6, 1995, by and among the Registrant and the stockholders party thereto, as amended by the Omnibus Amendment (as amended, the “Amended Restated Stockholders’ Agreement”).

The Omnibus Agreement to Terminate the Registration Rights Agreement and Stockholders’ Agreement, dated November 12, 2007 (the “Termination Agreement”), was executed by David B. Cornstein and Arthur E. Reiner on behalf of the Management Stockholders (as defined below). Mr. Cornstein is a director of the Registrant and of the Registrant’s wholly-owned subsidiary, Finlay Fine Jewelry Corporation (“Finlay Jewelry”). Mr. Reiner is a director and executive officer of both the Registrant and Finlay Jewelry. The other Management Stockholders are officers of the Registrant, Finlay Jewelry or its subsidiaries.

The Amended Registration Rights Agreement had granted certain registration rights to certain members of management of the Registrant (the “Management Stockholders”) and other investors. Management Stockholders were permitted to demand registration of the Registrant’s common stock under certain circumstances and, if the Registrant proposed to register shares of its common stock, then each party to the Amended Registration Rights Agreement would have had the right, subject to certain restrictions, priorities and exceptions, to request that the Registrant register its shares of common stock in connection with such registration. The parties also agreed to indemnify each other for certain liabilities in connection with any registration of shares subject to the Amended Registration Rights Agreement. The Amended Restated Stockholders’ Agreement had set forth certain rights and obligations of certain Management Stockholders, directors and employees with respect to corporate governance of the Registrant and the Registrant’s common stock (including certain ‘‘come along’’ and ‘‘take along’’ rights relating to sales of the Registrant’s common stock). The Amended Restated Stockholders’ Agreement also provided that the parties thereto were required to vote their shares in favor of certain directors nominated by Mr. Cornstein and Mr. Reiner.

The summary of the Termination Agreement set forth in this report is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 4.3(c) to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.3(c)

Omnibus Agreement to Terminate Registration Rights Agreement and Stockholders’ Agreement dated November 12, 2007, among the Registrant and David B. Cornstein and Arthur E. Reiner on behalf of certain stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.
Date: November 16, 2007	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer